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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 19, 2002
       -------------------------------------------------------------------

                                 EXEGENICS INC.
             (Exact name of registrant as specified in its charter)

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
             Delaware                      333-26078              75-2402409
     (State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer
        of Incorporation)                                      Identification No.)
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                                2110 Research Row
                               Dallas, Texas 75235

                         (Address of principal executive
                           offices including zip code)

                                 (214) 358-2000

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
                                     -----
          (Former name or former address, if changed since last report)


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This Current Report on Form 8-K contains forward-looking statements. Such statements are valid only as of the date hereof, and we disclaim any obligation to update this information. These statements, which include, but are not limited to, the successful completion of our proposed merger with Innovative Drug Delivery Systems, Inc., or IDDS, and the benefits expected to be derived therefrom, are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful pre- clinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, our ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third party reimbursement, and other factors described in our filings with the Securities and Exchange Commission.

Item 5. Other Events.

On September 20, 2002, we announced that we entered into a definitive merger agreement with IDDS. Pursuant to the merger agreement and subject to the terms and conditions set forth therein, including the approval of both our shareholders and those of IDDS, as well as other closing conditions, the two companies will complete a stock-for-stock exchange in which a fixed ratio of one share of IDDS common stock, $0.01 par value, will be exchanged for 3.132 shares of eXegenics common stock, $0.01 par value. Upon the closing of the merger, we will issue 48,387,139 shares of common stock, and up to 11,705,999 additional shares of common stock upon the exercise of outstanding IDDS options and warrants, in exchange for all of IDDS' outstanding equity interests. Thus, it is anticipated that upon completion of this merger, current shareholders of eXegenics will own approximately 25% of the merged entity, and current shareholders of IDDS will own approximately 75% of the merged entity, on a fully-diluted, as-converted basis.

A copy of the merger agreement, excluding exhibits and schedules thereto, is attached hereto as Exhibit 2.1 and a copy of the joint press release issued on September 20, 2002 announcing the execution of the merger agreement is attached hereto as Exhibit 99.1, both of which are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.


Item 7. Financial Statements and Exhibits

(c) Exhibits.

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
Exhibit No.        Description
2.1 Agreement and Plan of Merger and Reorganization, dated as of September 19, 2002, by and among us, IDDS Merger Corp., IDDS and the stockholders' representatives listed therein.

99.1            Joint Press Release issued by us and IDDS, dated September 20,
                2002.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EXEGENICS INC.
                                   (Registrant)

Dated:   September 25, 2002        By:    /s/ Ronald L. Goode
                                          ----------------------------------
                                          Ronald L. Goode
                                          President and Chief Executive Officer




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                               INDEX TO EXHIBITS




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
Exhibit No.        Description
2.1 Agreement and Plan of Merger and Reorganization, dated as of September 19, 2002, by and among us, IDDS Merger Corp., IDDS and the stockholders' representatives listed therein.

99.1            Joint Press Release issued by us and IDDS, dated September 20,
                2002.
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